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Exhibit 23.6

Consent of Independent Accountants

        We consent to the inclusion in the Registration Statement on Form S-4 of NGL Energy Partners LP for the registration of senior indebtedness of NGL Energy Partners LP and NGL Energy Finance Corp. of our report dated January 14, 2013 relating to the combined financial statements of Pecos Gathering and Marketing, LLC, Transwest Leasing, LLC, Blackhawk Gathering, Toro Operating Company, Inc., and Striker Oilfield Services, LLC as of December 31, 2011 and 2010 and for each of the three years ended December 31, 2011, 2010, and 2009 and of our report, dated January 14, 2013 relating to the combined financial statements of Pecos Gathering and Marketing, LLC, Transwest Leasing, LLC, Blackhawk Gathering, LLC, Midstream Operations, LLC, Toro Operating Company, Inc., and Striker Oilfield Services, LLC as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011, both of which are included in the Registration Statement, and to the reference to our firm under the caption "Experts" in the prospectus included in the Registration Statement.

/s/ EKS&H LLLP
EKS&H LLLP

December 24, 2014
Denver, Colorado

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  Exhibit 23.6
Consent of Independent Accountants